Filed Pursuant to Rule 424(b)(3)
Registration No. 333-192603

MEMBERS LIFE INSURANCE COMPANY
MEMBERS® Zone Annuity

PROSPECTUS SUPPLEMENT DATED MARCH 3, 2015 TO
PROSPECTUS DATED MAY 1, 2014

MEMBERS® Zone Annuity

This prospectus supplement updates the prospectus dated May 1, 2014 for the single premium deferred index annuity contract listed above, and contains information that you should read and maintain for future reference.

On page 4, the section entitled “Allocation Options” has been revised to include the following at the end of the first paragraph in that section:

For Contracts sold in the state of California, neither Risk Control Account is available after the Initial Index Period. After the Initial Index Period, the Owner must select either an Income Payment Option or a lump sum payment of Contract Value.

On page 27 the section entitled, “Payout Date,” has been revised to include the following at the end of first paragraph:

For Contracts sold in the state of California, the Payout Date begins 30 days after the expiration of the Initial Index Period. Please refer to the data page of your Contract for details.

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If you have any questions, please call us at 1-800-798-6600 or write us at 2000 Heritage Way, Waverly, Iowa 50677.